                                                                EXHIBIT 4.3

                                  SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of November 20, 1998, by and among (a) COMPASS AEROSPACE CORPORATION, a Delaware corporation (the "BORROWER"), (b) AEROMIL ENGINEERING COMPANY, a Delaware corporation ("AEROMIL"), (c) WESTERN METHODS MACHINERY CORPORATION, a California corporation ("WESTERN METHODS"),
(d) BARNES MACHINE INCORPORATED, a Washington corporation ("BARNES"), (e) BRITTAIN MACHINE, INC., a Kansas corporation ("BRITTAIN"), (f) WICHITA MANUFACTURING, INC., a California corporation ("WICHITA"), (g) SEA-LECT PRODUCTS, INC., a Delaware corporation ("SEA-LECT"), (h) J&J LEASING, INC., a Washington corporation ("J&J"), (i) CWE ACQUISITION CO., a Delaware corporation ("CWE"), (j) LAMSCO WEST, INC., a California corporation, ("LAMSCO"), (k) each other entity that becomes a party hereto pursuant to
Section 22 hereof (each such entity, together with the Borrower, Aeromil, Western Methods, Barnes, Brittain, Wichita, Sea-Lect, J&J, CWE and Lamsco, collectively, the "ASSIGNORS"), and (l) BANKBOSTON, N.A., a national banking association, as agent (hereinafter, in such capacity, the "ADMINISTRATIVE AGENT") for itself and other lending institutions (hereinafter, collectively, the "LENDERS") which are or may become parties to a Credit Agreement, dated as of November 20, 1998 (as amended, restated, modified, or supplemented and in effect from time to time, the "CREDIT AGREEMENT"), among the Assignors, the Lenders and the Administrative Agent.

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain Loans to the Borrowers and to provide credit for Letters of Credit issued for the account of the Borrower;

     WHEREAS, pursuant to the Guaranty, each Assignor (other than the Borrower) has jointly and severally guaranteed to the Lenders and the Administrative Agent the payment when due of each of the Obligations under the Credit Agreement and the other Loan Documents;

     WHEREAS, each of the Assignors wishes to grant security interests in favor of the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, as herein provided, as security for the Obligations of the Assignors under the Credit Agreement and the other Loan Documents;

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code and used herein shall have the same definitions herein as specified therein. The term "UNIFORM COMMERCIAL CODE", as used herein, means the Uniform Commercial Code as in effect in the applicable jurisdiction.

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                                       -2-

     2.  GRANT OF SECURITY INTEREST.

          2.1. COLLATERAL GRANTED. Each of the Assignors hereby grants to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, the following properties, assets and rights of such Assignor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "COLLATERAL"):

               All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which such Assignor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of such Assignor, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

          2.2.  DELIVERY OF INSTRUMENTS, ETC.

          (a) Pursuant to the terms hereof, each of the Assignors has endorsed, assigned and delivered to the Administrative Agent all negotiable or non-negotiable instruments, certificated securities and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Administrative Agent may have specified. In the event that any Assignor shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments, certificated securities or chattel paper to be pledged by it hereunder, such Assignor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly

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                                       -3-

     executed in blank as the Administrative Agent may from time to time specify.

          (b) To the extent that any securities now or hereafter acquired by any Assignor are uncertificated and are issued to such Assignor or its nominee directly by the issuer thereof, such Assignor shall cause the issuer to note on its books the security interest of the Administrative Agent in such securities and shall cause the issuer, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of such Assignor or such nominee. To the extent that any securities, whether certificated or uncertificated, or other financial assets now or hereafter acquired by any Assignor are held by such Assignor or its nominee through a securities intermediary, such Assignor shall (i) if necessary to perfect a security interest, cause such securities intermediary to note on its books the security interest of the Administrative Agent in such securities or other financial assets and to confirm such notation promptly to the Administrative Agent and (ii) at the request of the Administrative Agent, cause such securities intermediary, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, to agree to comply with entitlement orders from the Administrative Agent as to such securities or other financial assets, without further consent of such Assignor or such nominee. The Administrative Agent agrees with each Assignor that the Administrative Agent shall not give any such entitlement orders to any such issuer or securities intermediary unless an Event of Default has occurred and is continuing and the Administrative Agent has elected to exercise its rights and remedies as contemplated by Section 14.

          (c) To the extent that any Assignor is a beneficiary under any written letter of credit now or hereafter issued in favor of such Assignor, such Assignor shall deliver such letter of credit to the Administrative Agent. The Administrative Agent shall from time to time, at the request and expense of the Assignors, make such arrangements with any Assignor as are in the Administrative Agent's reasonable judgment necessary and appropriate so that such Assignor may make any drawing to which such Assignor is entitled under such letter of credit, without impairment of the Administrative Agent's perfected security interest in such Assignor's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Administrative Agent's request, any Assignor shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Assignor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Administrative Agent and satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such

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                                       -4-

     letter of credit to be paid directly to the Administrative Agent for application as provided in the Credit Agreement.

          2.3. EXCLUDED COLLATERAL. Notwithstanding the foregoing provisions of this Section 2, such grant of security interest shall not extend to, and the term "COLLATERAL" shall not include, any chattel paper and general intangibles which are now or hereafter held by any Assignor as licensee, lessee or otherwise, to the extent that (a) such chattel paper and general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (b) such consent has not been obtained; PROVIDED, HOWEVER, that the foregoing grant of security interest shall extend to, and the term "COLLATERAL" shall include, (i) any and all proceeds of such chattel paper and general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (ii) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded chattel paper or general intangibles being obtained, thereafter such chattel paper or general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "COLLATERAL".

          2.4. STOCK PLEDGE AGREEMENT. Concurrently herewith certain of the Assignors are executing and delivering to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a stock pledge agreement pursuant to which such Assignors are pledging to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, all the shares of the capital stock of each such Assignor's subsidiaries. Such pledge(s) shall be governed by the terms of such stock pledge agreement and not by the terms of this Agreement.

          2.5. PRE-FILINGS. Each of the Assignors hereby acknowledges that (a) any and all Uniform Commercial Code financing statements filed in connection with any other previously or now existing credit facilities, including without limitation, the Existing Facility, naming BankBoston, N.A. as Administrative Agent (or otherwise as a representative of itself and other financial institutions), as secured party, and such Assignor, as debtor, shall be effective to perfect the Administrative Agent's security interest granted by such Assignor pursuant to this Agreement to the extent that such security interest may be perfected by the filing of Uniform Commercial Code financing statements and (b) such prior filings represent pre-perfecting of Uniform Commercial Code financing statements for purposes of so perfecting the security interests granted by the Assignors hereunder. Until all of the Obligations have been fully paid and satisfied and in

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                                       -5-

     full, the provisions of this Section 2.5 shall continue to apply, and such pre-filings shall continue to be effective and not subject to any right of termination in respect of the security interests granted herein..


     3. TITLE TO COLLATERAL, ETC. The Assignors are the owners of the Collateral free from any adverse Lien, security interest or other encumbrance, except for the security interest created by this Agreement and Permitted Liens. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

     4. CONTINUOUS PERFECTION. Each Assignor's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered by such Assignor to the Administrative Agent herewith (collectively, the "PERFECTION CERTIFICATES"). None of the Assignor's will change the same, or the name, identity or corporate structure of any Assignor in any manner, without providing at least thirty (30) days prior written notice to the Administrative Agent. The Collateral, to the extent not delivered to the Administrative Agent pursuant to Section 2.2, will be kept at those locations listed on the Perfection Certificates and the Assignors will not remove the Collateral from such locations, without providing at least thirty (30) days prior written notice to the Administrative Agent.

     5. NO LIENS. Except for the security interest herein granted and Permitted Liens, the Assignors shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and each Assignor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Administrative Agent or any of the Lenders. The Assignors shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, except for Permitted Liens.

     6. NO TRANSFERS. The Assignors will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (a) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (b) sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

     7.  INSURANCE.

          7.1. MAINTENANCE OF INSURANCE. Each of the Assignors will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.

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                                       -6-

     Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, all such insurance shall be payable to the Administrative Agent as loss payee under a "standard" or "New York" loss payee clause for the benefit of the Lenders and the Administrative Agent. Without limiting the foregoing, each Assignor will (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to one hundred percent (100%) of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Assignor; business interruption insurance; and product liability insurance.

          7.2. INSURANCE PROCEEDS. If a casualty loss suffered by any of the Assignors results in a loss recovery from the Assignors' insurer and the loss is one which does not materially impair the operations of any of the facilities of such Assignors, then in such event the Administrative Agent shall turn over all such loss recoveries to Borrower for the repair or replacement of the loss which gave rise to any such recovery. If, however, the loss is of a nature which does materially impair the operations of a facility of the Assignors, then the Administrative Agent may withhold the proceeds of the insurance recovery or cash collateral for the Obligations if (a) there exists a Default or an Event of Default, or (b) the Administrative Agent in its reasonable determination based on projected operations of the Assignors (taking into account a reasonable estimate of the time necessary to repair the facility which is the subject of the loss) reasonably believes that there will occur an Event of Default at the end of any of the next four quarterly financial covenant measurement periods. If none of the conditions specified in clauses (a) or (b) exists at the time of such loss, then the Administrative Agent shall promptly release the proceeds of the insurance recovery to Borrower for repair or replacement of the loss. If the Default does not become an Event of Default or if no Event of Default occurs at the end of any of the next four financial covenant measuring periods under the circumstances of clause (b) above, then the Administrative Agent shall promptly release the proceeds of the insurance recovery to the Borrower for repair or replacement of the loss. If, however, a Default or an Event of Default exists, or, in the case of clause (b), an Event of Default occurs or is continuing as at the end of any of the applicable quarterly periods, then the Administrative Agent may, at any time while any such Default or Event of Default is continuing, apply such

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                                       -7-

     loss proceeds to the Obligations in such order and manner as the Administrative Agent may in it discretion choose.

          7.3. NOTICE OF CANCELLATION, ETC. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by any Assignor to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to such Assignor. The Assignors shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

     8. MAINTENANCE OF COLLATERAL; COMPLIANCE WITH LAW. The Assignors will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Administrative Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Assignors will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement; PROVIDED that any such taxes, assessments, governmental charges and levies need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if adequate reserves with respect thereto shall have been set aside on its books; and PROVIDED FURTHER that all such taxes, assessments, governmental charges and levies shall be paid forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor. Each of the Assignors has at all times operated, and each Assignor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

     9.  COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

          9.1. EXPENSES INCURRED BY ADMINISTRATIVE AGENT. In its discretion, the Administrative Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Assignors agree to reimburse the Administrative Agent on demand for any and all expenditures so made. The Administrative Agent shall have no obligation to any Assignor to make any such expenditures, nor shall the making thereof relieve any Assignor of any default.

          9.2. ADMINISTRATIVE AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each Assignor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by any such

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                                       -8-

     Assignor thereunder. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to any of the Collateral, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Administrative Agent or to which the Administrative Agent or any Lender may be entitled at any time or times.
      The Administrative Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as the Administrative Agent deals with similar property for its own account.

     10. SECURITIES AND DEPOSITS. If a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. If a Default or an Event of Default shall have occurred and be continuing, whether or not any Obligations are due, the Administrative Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to any Assignor may at any time be applied to or set off against any of the Obligations.

     11. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER OBLIGORS. If a Default or an Event of Default shall have occurred and be continuing, each Assignor shall, at the request of the Administrative Agent, notify account debtors on accounts, chattel paper and general intangibles of such Assignor and obligors on instruments for which such Assignor is an obligee of the security interest of the Administrative Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Administrative Agent or to any financial institution designated by the Administrative Agent as the Administrative Agent's agent therefor, and the Administrative Agent may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon such Assignor, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, each Assignor shall hold any proceeds of collection of accounts, chattel paper,

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                                       -9-

general intangibles and instruments received by such Assignor as trustee for the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, without commingling the same with other funds of such Assignor and shall turn the same over to the Administrative Agent in the identical form received, together with any necessary endorsements or assignments. During the continuation of Default or an Event of Default, the Administrative Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Administrative Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

     12. FURTHER ASSURANCES. Each Assignor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Administrative Agent may require more completely to vest in and assure to the Administrative Agent and the Lenders their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in Section 2.3, (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code (1990) or Sections 8-106 and 9-115 of the Uniform Commercial Code (1994), as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

     13.  POWER OF ATTORNEY.

          13.1. APPOINTMENT AND POWERS OF ADMINISTRATIVE AGENT. Each Assignor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Assignor or in the Administrative Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Assignor, without notice to or assent by such Assignor, to do the following:

               (a) upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as

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                                       -10-

          though the Administrative Agent were the absolute owner thereof for all purposes, and to do at such Assignor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Assignor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to such Assignor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Administrative Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

               (b) to file such financing statements with respect hereto, with or without such Assignor's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Administrative Agent may deem appropriate and to execute in such Assignor's name such financing statements and amendments thereto and continuation statements which may require such Assignor's signature.

          13.2. RATIFICATION BY ASSIGNORS. To the extent permitted by law, each Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          13.3. NO DUTY ON ADMINISTRATIVE AGENT. The powers conferred on the Administrative Agent hereunder are solely to protect the interests of the Administrative Agent and the Lenders in the Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to each Assignor for any act or failure to act, except for the Administrative Agent's own gross negligence or willful misconduct.

     14. REMEDIES. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, without notice to or demand upon any Assignor, declare this Agreement to be in default, and the Administrative Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Administrative Agent may, so far as such Assignor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Administrative Agent may in its discretion require any Assignor to assemble all or any part of the Collateral at such location or locations within the state(s) of such Assignor's principal office(s) or at such other locations as the Administrative Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent shall give to the Assignors at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Assignor hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Assignor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Administrative Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto.

     15. NO WAIVER, ETC. Except as specifically required in the Loan Documents, each Assignor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Assignor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 9.2. The Administrative Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Administrative Agent. No delay or omission on the part of the Administrative Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Administrative Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Administrative Agent deems expedient.

     16. MARSHALLING. Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Administrative Agent hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Assignor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Assignor hereby irrevocably waives the benefits of all such laws.

     17. PROCEEDS OF DISPOSITIONS; EXPENSES. The Assignors shall pay to the Administrative Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Administrative Agent in protecting, preserving or enforcing the Administrative Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Lender may determine OR in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code, any excess shall be returned to the Assignors, and the Assignors shall remain liable for any deficiency in the payment of the Obligations.

     18. OVERDUE AMOUNTS. Until paid, all amounts due and payable by any Assignor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

     19. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each Assignor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon any Assignor by mail at the address specified in Section
17.5 of the Credit Agreement. Each Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     20. WAIVER OF JURY TRIAL. EACH ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Each Assignor (a) certifies that neither the Administrative Agent or any Lender nor any representative, agent or attorney of the Administrative Agent or any Lender has represented, expressly or otherwise, that the Administrative Agent or any Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Administrative Agent or any Lender is a party, the Administrative Agent and the Lenders are relying upon, among other things, the waivers and certifications contained in this Section 20.

     21. MISCELLANEOUS. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each Assignor and its respective successors and assigns, and shall inure to the benefit of the Administrative Agent, the Lenders and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Assignor acknowledges receipt of a copy of this Agreement.

     22. ADDITIONAL ASSIGNORS. It is understood and agreed that any Subsidiary of any Assignor that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become an Assignor hereunder by executing a counterpart hereof or assumption agreement with respect hereto, in form and substance satisfactory to the Administrative Agent, and delivering the same to the Administrative Agent.



                    [Remainder of page left intentionally blank.]

     IN WITNESS WHEREOF, intending to be legally bound, each of the Assignors has caused this Agreement to be duly executed as of the date first above written.

                                        COMPASS AEROSPACE CORPORATION

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        AEROMIL ENGINEERING COMPANY

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:


                                        WESTERN METHODS MACHINERY CORPORATION

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:


                                        BRITTAIN MACHINE, INC.

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        SEA-LECT PRODUCTS, INC.

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        WICHITA MANUFACTURING, INC.

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        BARNES MACHINE INCORPORATED

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        J&J LEASING, INC.

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        CWE ACQUISITION CO.

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

                                        LAMSCO WEST, INC.

                                        By:
                                           -----------------------------------
                                            Name:
                                            Title:

Accepted:

BANKBOSTON, N.A., as Administrative Agent

By:
   -----------------------------------
    Name:

    Title: